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[STATE OF MISSOURI LOGO]                           STATE OF MISSOURI
                                       REBECCA McDOWELL COOK, SECRETARY OF STATE
                                         P.O. BOX 778, JEFFERSON CITY, MO 65102

                                                  CORPORATION DIVISION

                     AMENDMENT OF ARTICLES OF INCORPORATION

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is  International Mercantile  Corporation
                                           -------------------------------------

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The     name     under      which    it   was   originally    organized      was

                     International Mercantile Corporation
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2. An  amendment  to the Corporation's Articles of  Incorporation was adopted by
the shareholders on      September 11,                                      1998
                    --------------------------------------------------------  --

---------------------------------------------------------------------------   --

3. Article Number Six is amended to read as follows:
                  ---

                                  Article Six

         The number of  directors to  constitute  the Board of Directors is five
(5), unless otherwise set by the Board of Directors, who shall be allowed to do so without a further amendment to these Articles of Incorporation.









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4. Such  shares  were  entitled  to  vote  on  such  amendment.  The  number  of outstanding shares of any class entitled to vote thereon as a class were as follows:

                   CLASS                 NUMBER OF OUTSTANDING SHARES
                Common                     3,976,282




5. The number of shares voted for and against the amendment was as follows:

               CLASS          NO. VOTED FOR          NO. VOTED AGAINST
               Common           2,323,000                   -0-



6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:



   If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:





7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:





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IN WITNESS WHEREOF, the undersigned,             Frederic Richardson
                                     -------------------------------------------
                                                     President

                                         has executed this instrument and its
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          Vice President

    Arthur E. Fillmore, II         has affixed  its  corporate  seal  hereto and
--------------------------------
Secretary or Assistant Secretary

tested said seal on the              11th        day   of   September,     1998.
                       --------------------------         -----------------  --

               PLACE
          CORPORATE SEAL
               HERE
     (If no seal, state "None.")

                                          International Merchantile Corporation
                                         ---------------------------------------
                                                Name of Corporation

TEST:



 /s/  Arthur E. Fillmore, II             By /s/  Frederic Richardson
-------------------------------------      -------------------------------------
   Secretary or Assistant Secretary              President or Vice President


State of          Missouri            )
        ----------------------------- )
                                      )ss.
County of         Jackson             )
         ---------------------------- )


      Donna M. S. Gouge                , a Notary Public, do hereby certify that
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this   11th   day of    September,    1998,   personally   appeared   before  me
    ----------      ------------------  --

Frederic Richardson and Arthur E. Fillmore, II who, being by me first duly sworn
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and declared that         they are the President and Assistant Secretary
                  --------------------------------------------------------------

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they  signed the foregoing documents as President and Assistant Secretary of the
                                        ---------------------------------

corporation, and that the statements therein contained are true.

            (NOTARIAL SEAL)               /s/ Donna M. S. Gouge
            DONNA M.S. GOUGE              --------------------------------------
      NOTARY PUBLIC - NOTARY SEAL                       NOTARY PUBLIC
          STATE OF MISSOURI
            JACKSON COUNTY                My commission expires December 23,1999
MY COMMISSION EXPIRES: DECEMBER 23, 1999                        ----------------
                       -----------------